    As filed with the Securities and Exchange Commission on July 25, 1996
                                                   Registration No. 333-
- --------------------------------------------------------------------------------
                             Washington, D.C. 20549
                       SECURITIES AND EXCHANGE COMMISSION


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------


                           UNIVERSAL ELECTRONICS INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                            33-0304817
      (State or other Jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)


                          1864 Enterprise Parkway West
                              Twinsburg, Ohio 44087
          (Address of principal executive offices, including zip code)
                             ----------------------

              UNIVERSAL ELECTRONICS INC. 1995 STOCK INCENTIVE PLAN

                            (Full title of the plan)


                                                                Copy to:

Richard A. Firehammer, Jr.                   Thomas F. McKee, Esq.
General Counsel and Secretary                Calfee, Halter & Griswold
Universal Electronics Inc.                   1400 McDonald Investment Center
1864 Enterprise Parkway West                 800 Superior Avenue
Twinsburg, Ohio  44087                       Cleveland, Ohio  44114
(216) 487-1110                               (216) 622-8200


     (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------
                                                  Proposed              Proposed
     Title of                                     maximum               maximum
     securities            Amount                 offering              aggregate              Amount of
     to be                 to be                  price                 offering               registration
     registered            registered             per share (1)         price (1)              fee

- ----------------------------------------------------------------------------------------------------------
     Common Stock,         400,000 shares         $9.8125                $3,925,000            $1,396
     $.01 par value

- ----------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on the NASDAQ National Market System for July 18, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

                  The following documents of Universal Electronics Inc. (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  2. The Company's definitive Proxy Statement used in connection with its Annual Meeting of Stockholders held on May 24, 1996;

                  3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and

                  4.       The Company's Form 8-A dated June 6, 1995 (Reg. No.
                           0-21044);

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 4.  Description of Securities
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                  Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at its request as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of its board of directors for violations of the directors' fiduciary duty of care.

                  Article Seventh of the Restated Certificate of Incorporation of Universal Electronics Inc., as amended, and Article Twelfth of its Amended and Restated By-laws provide that the Company shall indemnify its officers and Directors to the full extent permitted by applicable law and that such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled by law or otherwise. In addition, Article Twelfth of the Restated Certificate of Incorporation of the Company limits the personal liability of its Board of Directors for a breach of the fiduciary duty of care.

                  The Company has obtained liability insurance on behalf of its Directors and officers which provides coverage for certain liabilities and expenses incurred by each Director and officer in his capacity as such including certain liabilities under the Securities Act of 1933.

                  The effect of the foregoing provisions of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-Laws would be to permit such indemnification by the Company for liabilities arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings
         ------------

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 24(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                           Section 15(d) of the Securities Exchange Act of
                           1934).

         B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Twinsburg, State of Ohio, this 26th day of July, 1996.

                                        UNIVERSAL ELECTRONICS INC.

                                        By:  /s/ David M. Gabrielsen
                                           _____________________________
                                                 David M. Gabrielsen
                                                 President and Chief
                                                    Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 26, 1996.


         Signature                                                     Title
         ---------                                                     -----
/s/ Frank Doherty
- -----------------------------
Frank J. Doherty                                            Chairman of the Board


/s/ David M. Gabrielsen
- -----------------------------                               President, Chief Executive Officer and
David M. Gabrielsen                                         Director (Principal Executive Officer)


/s/ Paul D. Arling
- -----------------------------                               Chief Financial Officer and Senior Vice
Paul D. Arling                                              President (Principal Financial Officer)


/s/ Paul V. Darbee
- -----------------------------                               Chief Scientist, Technical Consultant
Paul V. Darbee                                              and Director


/s/ Frank A. O'Donnell
- -----------------------------
Frank A. O'Donnell                                          Director


/s/ Brian J. Jackman
- -----------------------------
Brian J. Jackman                                            Director


/s/ William C. Mulligan
- -----------------------------
William C. Mulligan                                         Director


/s/ Thomas G. Murdough, Jr.
- -----------------------------
Thomas G. Murdough, Jr.                                     Director


/s/ Peter J. Gartman
- -----------------------------
Peter J. Gartman                                            Director


/s/ Bruce A. Henderson
- -----------------------------
Bruce A. Henderson                                          Director


/s/ Dennis P. Mansour
- -----------------------------
Dennis P. Mansour                                           Controller (Principal Accounting Officer)

                                                                     EXHIBIT 5.1

                           CALFEE, HALTER & GRISWOLD
                               Attorneys at Law
                       1400 McDonald Investment Center
                800 Superior Avenue Cleveland, Ohio 44114-2688
                        216/622-8200  Fax 216/241-0816

                                July 25, 1996





Universal Electronics Inc.
1864 Enterprise Parkway West
Twinsburg, Ohio 44087


                  We are familiar with the proceedings taken by Universal Electronics Inc., a Delaware corporation (the "Company"), with respect to 400,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined the Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated By-Laws of the Company, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

                  This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  This opinion is limited to the General Corporation Laws of the State of Delaware and we express no view as to the effect of any other law on the opinion set forth herein.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Respectfully submitted,

                                          /s/ Calfee, Halter & Griswold

                                          CALFEE, HALTER & GRISWOLD

                                                                    EXHIBIT 23.1




                  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 24, 1996 appearing on page 21 of Universal Electronics Inc.'s Annual Report Form 10-K for the year ended December 31, 1996.





/s/ Price Waterhouse

PRICE WATERHOUSE
Cleveland, Ohio
July 26, 1996

                                                                    EXHIBIT 23.2



                               CONSENT OF COUNSEL

                  The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                    EXHIBIT 24.1







                           UNIVERSAL ELECTRONICS INC.

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that Universal Electronics Inc. hereby constitutes and appoints David M. Gabrielsen, Paul D. Arling, Thomas
F. McKee and Edward W. Moore, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney has been signed at Twinsburg, Ohio on July 26, 1996.



                               UNIVERSAL ELECTRONICS INC.


                               By:  /s/ David M. Gabrielsen
                                  _________________________________________
                                        David M. Gabrielsen
                                        President and Chief Executive Officer

                                                                    EXHIBIT 24.1
                                                                     (Continued)





                           UNIVERSAL ELECTRONICS INC.

                              Certified Resolution


                  I, RICHARD A. FIREHAMMER, JR., Secretary of Universal Electronics Inc., a Delaware corporation (the "Corporation"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on July 11, 1996, and that the same has not been changed and remains in full force and effect.

                  RESOLVED, that David M. Gabrielsen, Paul D. Arling, Thomas F. McKee and Edward W. Moore, be, and each of them hereby is, appointed as the attorney of Universal Electronics Inc., with the full power of the substitution and resubstitution for and in the name, place and stead of the Corporation to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and/or sale of the shares of Common Stock (the "Plan Shares"), and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any automated quotation system of a registered securities association pertaining to the quotation thereon of the Plan Shares covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Plan Shares with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Corporation; and that the President of the Corporation be, and hereby is, authorized and directed for and on behalf of the Corporation to execute a Power of Attorney evidencing the foregoing appointment.



                                     /s/ Richard A. Firehammer, Jr.
                                     --------------------------------------
                                     Richard A. Firehammer, Jr., Secretary

Dated:  July 26, 1996.

                           UNIVERSAL ELECTRONICS INC.
                                  EXHIBIT INDEX



         Exhibit Number                               Description                           Sequential Page
         --------------                               -----------                           ---------------
              4.1                 Restated   Certificate  of   Incorporation  of  the
                                  Corporation, as amended                                         (1)

              4.2                 Certificate  of  Amendment,  dated June 2, 1995, to
                                  the Certificate of Incorporation of the Corporation
                                                                                                  (2)

              4.3                 Amended and Restated By-Laws of the Corporation
                                                                                                  (1)

              4.4                 Specimen Common Stock Certificate, as revised
                                                                                                  (1)

              4.5                 1995 Stock Incentive Plan                                       (3)

              5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered (see Page II-6 of this Registration
                                  Statement)


              23.1                Consent of Price  Waterhouse (see Page II-7 of this
                                  Registration Statement)

              23.2                Consent  of  Calfee,  Halter &  Griswold  (see Page
                                  II-6 of this Registration Statement)


              24.1                Power of Attorney and related Certified  Resolution
                                  (see  Pages  II-9 and  II-10  of this  Registration
                                  Statement)


- ---------------

(1) Incorporated herein by reference to the Corporation's Form S-1 Registration Statement filed on or about December 24, 1992 (File No. 33-56358).

(2) Incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-21044).

(3) Incorporated herein by reference to the Corporation's April 21, 1995 Proxy Statement filed on May 1, 1995 (File No. 0-21044).


                                     E-1